Exhibit 99.1


         Natus Medical Reports Record Third Quarter Revenue and Earnings


    --  Non-GAAP Pretax Income Up 136% Over Prior Year

    --  Company Increases 2006 Revenue and Earnings Guidance


    SAN CARLOS, Calif.--(BUSINESS WIRE)--Nov. 1, 2006--Natus Medical Incorporated (Nasdaq:BABY) today reported financial results for the three and nine months ended September 30, 2006.

    Natus reported record revenue of $21.8 million for the quarter ended September 30, 2006, an increase of 107% compared to $10.6 million reported in the same period in 2005. The increase was primarily attributable to the acquisition of Bio-logic Systems Corp. in January of 2006. Gross margin was 61.9% for the three months ended September 30, 2006, compared with 65.4% for the third quarter of 2005.

    The Company reported net income of $1.9 million or $0.09 per diluted share in the third quarter of 2006, compared to net income of $1.5 million or $0.08 per diluted share in the same period in 2005. For the 2006 period, the Company's effective tax rate for book purposes was 45% compared to 7% in the 2005 period.

    For the nine months ended September 30, 2006, the Company reported a net loss of $1.4 million or ($0.08) per diluted share. Results for the nine months include a $5.9 million charge for in-process research and development associated with the acquisition of Bio-logic. Additionally, the Company's effective tax rate for book purposes was 45% in the 2006 period compared to 10% in 2005.

    For the three and nine months ended September 30, 2006, respectively, the Company reported income before tax of $3.4 million and $2.2 million. Non-GAAP income before tax increased 136% to $3.8 million for the quarter ended September 30, 2006, from $1.6 million reported in the same period in 2005. For the nine months ended September 30, 2006, non-GAAP income before tax increased 124% to $9.2 million, compared to $4.1 million reported in 2005.

    The non-GAAP results for 2006 exclude the effect of employee equity-based compensation expense, an in-process research and development charge associated with the acquisition of Bio-logic, and other Bio-logic acquisition related costs.

    The acquisition of Deltamed on September 12, 2006 did not add significantly to revenue or results of operations for the three months ended September 30, 2006.

    "I am very pleased to report our excellent third quarter results, with our revenue growing by 107% and our non-GAAP income before tax increasing by 136%," stated Jim Hawkins, President and Chief Executive Officer of Natus.

    "We are excited about our recently announced acquisitions of Olympic Medical and Deltamed. They strengthen our position as a leading medical device company in both the neonatal and EEG markets. With the integration of Olympic Medical products into our sales channels in 2007, we believe we will achieve significant revenue growth in those products," added Hawkins. "Additionally, with the synergies we expect to achieve from these acquisitions, we believe that in 2007 we will continue to see earnings growth at levels exceeding that of our revenue growth."

    Financial Guidance

    Natus increased its financial guidance for the fourth quarter and full year 2006. The Company now expects to report revenue of $27.5 million to $28.5 million in the fourth quarter of 2006, and $88.7 million to $89.7 million for the full year 2006. The Company had previously said that it expected to report revenue of $21.4 million to $21.7 million for the quarter and $81.5 million to $83.0 million for the full year.

    The Company also expects to report non-GAAP income per diluted share of $0.11 to $0.13 in the fourth quarter 2006, and $0.33 to $0.35 for the full year. The Company had previously said that it expected to report non-GAAP earnings per share of $0.11 to $0.12 for the quarter and $0.31 to $0.34 for the full year.

    The Company's 2006 fourth-quarter and annual guidance excludes the impact of an in-process research and development charge of $5.9 million associated with the acquisition of Bio-logic recorded in the first quarter 2006, and an in-process research and development charge associated with the acquisition of Olympic Medical that the Company expects to record in the fourth quarter of 2006.

    The Company's guidance includes the impact of expensing employee equity-based compensation.

    Use of Non-GAAP Financial Measures

    In addition to disclosing financial results calculated in accordance with GAAP, this release contains a non-GAAP financial measure that excludes the effects of employee equity-based compensation expense as a result of the Company's adoption of SFAS 123R on January 1, 2006 and costs associated with the January 5, 2006 acquisition of Bio-logic Systems Corp. The Company believes that the presentation of results excluding equity-based compensation expense and the acquisition-related charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. The Company is using the modified prospective method in its adoption of SFAS 123R and as such, will not restate prior year results for the impact of employee stock option expensing. The Company also believes the in-process research and development charge is not indicative of resources devoted to ongoing research and development efforts. Therefore, the Company believes the non-GAAP financial measure facilitates comparison of operating results across reporting periods. A reconciliation between the Company's results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of the Company's financial results release.

    The Company believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and when planning, forecasting, and analyzing future periods. The non-GAAP financial measure also facilitates management's internal comparisons to the Company's historical performance. The non-GAAP financial measure disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

    Conference Call

    Natus has scheduled an investor conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today (8:00 a.m. Pacific Time). Individuals interested in listening to the conference call may do so by dialing (866) 700-6067 for domestic callers, or
(617) 213-8834 for international callers, and entering reservation code 83873550. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (888) 286-8010 for domestic callers, or (617) 801-6888 for international callers, and entering reservation code 18741771.

    The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company's Web site for 90 days following the completion of the call.

    About Natus Medical Incorporated

    Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, newborn jaundice and newborn metabolic testing.

    Additional information about Natus Medical can be found at www.natus.com.

    This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding revenue growth associated with the acquisition of Olympic Medial, revenue and earnings growth in 2007, and anticipated revenue and profitability for the fourth-quarter and full-year 2006. These statements relate to future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

    More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2005, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.



             NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                                    Sep 30,   Dec 31,
                                                     2006      2005
ASSETS
Current assets:
  Cash and equivalents                             $ 37,155  $ 40,046
  Short-term investments                                  -    12,163
   Accounts receivable, net of allowance for
    doubtful accounts of $506 in 2006 and $173 in
    2005                                             16,107     8,460
  Inventories                                         8,912     3,482
  Deferred income tax                                   562         -
  Prepaid expenses and other current assets           1,402     1,041
    Total current assets                             64,138    65,192

Property and equipment, net                           7,510     2,116
Goodwill                                             22,372     3,836
Intangible assets                                    30,131     6,174
Deferred income tax                                     410         -
Other assets                                            871        78
    Total assets                                   $125,432  $ 77,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $  5,228  $  1,817
  Current portion of long term debt                   7,125         -
  Accrued liabilities                                11,985     5,441
  Deferred revenue                                    1,810       439
    Total current liabilities                        26,148     7,697

Long term liabilities
  Note payable                                            -         -
  Deferred income tax                                     -       734
    Total liabilities                                26,148     8,431

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.001 par value, 120,000,000
   shares authorized; shares issued and
   outstanding: 21,274,917 in 2006 and 18,444,753
   in 2005                                          131,720    99,634
  Accumulated deficit                               (32,189)  (30,750)
  Accumulated other comprehensive income               (247)       81
    Total stockholders' equity                       99,284    68,965

    Total liabilities and stockholders' equity     $125,432  $ 77,396




             NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                  Three Months Ended Nine Months Ended
                                     Sep      Sep      Sep      Sep
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

Revenue                            $21,806  $10,551  $61,156  $30,422
Cost of revenue                      8,299    3,645   22,809   11,435
                                  --------- -------- -------- --------
  Gross profit                      13,507    6,906   38,347   18,987
                                  --------- -------- -------- --------
Operating expenses:
  Marketing and selling              4,809    2,916   14,965    8,355
  Research and development           2,438    1,162    7,387    3,233
  General and administrative         2,994    1,521    7,928    4,071
  Acquired IPR&D                         -        -    5,900        -
                                  --------- -------- -------- --------
    Total operating expenses        10,241    5,599   36,180   15,659
                                  --------- -------- -------- --------
Income from operations               3,266    1,307    2,167    3,328
                                  --------- -------- -------- --------
Other income/(expense):
  Interest income                      247      314      491      750
  Interest expense                    (160)       -     (498)       -
  Other income, net                     59        5       23       37
                                  --------- -------- -------- --------
    Total other income/(expense)       146      319       16      787
                                  --------- -------- -------- --------
Income before provision for
 income tax                          3,412    1,626    2,183    4,115

Provision for income tax             1,543      111    3,622      426
                                  --------- -------- -------- --------
Net income (loss)                  $ 1,869  $ 1,515  $(1,439) $ 3,689
                                  ========= ======== ======== ========

Earnings (loss) per share:
  Basic                            $  0.09  $  0.09  $ (0.08) $  0.21
  Diluted                          $  0.09  $  0.08  $ (0.08) $  0.20

Weighted-average shares used to
 compute
  Basic earnings per share          19,749   17,292   18,949   17,224
  Diluted earnings per share        20,860   18,877   18,949   18,574




             NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
          RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
                            (in thousands)

                                  Three Months Ended Nine Months Ended
                                     Sep       Sep      Sep      Sep
                                    2006      2005     2006     2005
                                  ---------- ------- --------- -------

GAAP income before provision
  for income tax                     $3,412  $1,626    $2,183  $4,115

non-GAAP adjustments:

 Acquired in-process research
  and development (see note)  (a)         -       -     5,900       -

 Other transaction related
  costs associated with the
  acquisiton of Bio-logic.
  (see note)                  (b)         -       -       168       -

 Equity-based compensation
  expense under SFAS 123R
  (see note)                  (c)       419               966
                                  ---------- ------- --------- -------

Non-GAAP income before
 provision for income tax            $3,831  $1,626    $9,217  $4,115
                                  ========== ======= ========= =======


Non-GAAP Adjustments

(a) A charge for acquired in-process research and development expense related to the acquisition of Bio-logic Systems Corp. on January 5, 2006. Management believes that excluding this charge facilitates comparisons of Natus' core operating results across multiple reporting periods.

(b) Other costs associated with the acquisition of Bio-logic that are not properly capitalized as part of the acquisition cost and were expensed.

(c) Non-cash equity-based compensation expense related to the Company's adoption of SFAS No. 123R on January 1, 2006. Management believes that it is useful to investors to understand the impact of expenses associated with the adoption of SFAS 123R on reported results of operations. Net income for the three and nine months ended September 30, 2005 did not include equity-based compensation expense under SFAS 123.



    CONTACT: Natus Medical Incorporated
             Steven J. Murphy, Chief Financial Officer, 650-802-0400 InvestorRelations@Natus.com